Morgan Stanley Insured Municipal Trust
                          Item 77(O) 10F-3 Transactions
                       April 1, 2003 - September 30, 2003



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts

San Diego                                                             Banc of
 Unified                                                              America
  School                                                             Securities
 District                                                               LLC,
   2003     08/07/     -     $102.3 $349,993  3,000,   0.86%   0.69  Citigroup,
 General      03               2      ,599      000             %     Merrill
Obligation                   Variou                                   Lynch &
  Bonds                        s                                     Co, Morgan
(Election                                                            Stanley &
 of 1998,                                                                Co
Series E)                                                            Incorporat
                                                                       ed, AG
                                                                     Edwards &
                                                                     Sons Inc,
                                                                      Stone &
                                                                     Youngberg
                                                                     LLC, LOOP
                                                                      Capital
                                                                      Markets
                                                                      LLC and
                                                                     Ramirez &
                                                                       Co Inc


  State                                                                 Bear
  Public                                                             Stearns &
  School                                                              Co Inc,
 Building                                                              Janney
Authority                                                            Montgomery
(Commonwea                                                           Scott LLC,
  lth of    08/13/  6,041,   $97.35 $588,140  3,000,   0.51%   0.69   Arthurs
Pennsylvan    03      499             ,000      000             %    Lestrange
ia) School                                                           & Company
  Lease                                                              Inc, Banc
 Revenue                                                                One
Bonds (The                                                            Capital
  School                                                              Markets
 District                                                               Inc,
    of                                                                Commerce
Philadelph                                                            Capital
    ia                                                                Markets
 Project)                                                               Inc,
Series of                                                              Morgan
   2003                                                               Stanley,
                                                                      Raymond
                                                                      James &
                                                                     Associates
                                                                        Inc,
                                                                      Siebert
                                                                     Brandford
                                                                     Shank & Co
                                                                        LLC,
                                                                      Wachovia
                                                                      Bank NA,
                                                                        Iron
                                                                      Capital
                                                                      Markets
                                                                     Inc, Loop
                                                                      Capital
                                                                      Markets
                                                                        LLC,
                                                                      Merrill
                                                                      Lynch &
                                                                     Co, Morgan
                                                                      Keegan &
                                                                      Company
                                                                        Inc,
                                                                      NatCity
                                                                     Investment
                                                                       s, PNC
                                                                      Capital
                                                                      Markets,
                                                                      RBC Dain
                                                                     Rauscher,
                                                                        UBS
                                                                     Financial
                                                                      Services
                                                                      Inc and
                                                                       Valley
                                                                       Forge
                                                                       Asset
                                                                     Management
                                                                        Corp